UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006 (August 22, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2006, upon recommendation of its Compensation Committee, the Board of Directors of Berry Petroleum Company (the “Company”) authorized a plan pursuant to which the Company would enter into a Change in Control Severance Protection Agreement (“Agreement”) in an approved form with each of the Company’s executive vice presidents, vice presidents, the controller, the treasurer and the corporate secretary. The form of Agreement provides for payment of severance to the executive upon the termination of executive’s employment without cause or the resignation of employment by the executive for good reason, in either case within two years after a change in control of Berry. For the executive vice presidents, the severance will be in an amount equal to two and one half times (1) annual base salary, (2) highest annual bonus in the last two years, (3) the then maximum annual Company matching contribution to the Company's 401(k) plan, and (4) the executive’s car allowance, if any. For vice presidents, the severance will be in an amount equal to two times the foregoing amounts, and for the controller, treasurer and corporate secretary, the payment will be in an amount equal to one and one half times the foregoing amounts. Such amounts will include any annual bonus earned by the executive for the calendar year in which a qualifying termination occurs, and no separate bonus will be paid. The form of Agreement also provides that the Company will, upon a qualifying termination, continue to pay the portion of the premium for the executive’s health coverage that the Company paid before the qualifying termination, and continue to pay for term life insurance coverage at the level in effect before the qualifying termination, for a number of years equal to the compensation multiple approved for the executive. In addition, the form of Agreement provides that all unvested stock options and restricted stock units will fully vest upon a qualifying termination, and the executive will have additional time to exercise stock options granted under the Company’s 1994 Stock Option Plan. The form of Agreement also provides that the Company will pay the executive for any taxes on “parachute payments” imposed as a result of the foregoing benefits.

The above description is qualified in its entirety by reference to the form of Change in Control Severance Protection Agreement which is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement

The form of Agreement discussed in Item 1.01 above provides for the termination of any salary continuation agreement between the Company and the executive. The Company had entered into salary continuation agreements with each of the two executive vice presidents, certain of the vice presidents, and the controller and the corporate secretary, which will be terminated in connection with entry into an Agreement. The salary continuation agreements provided for a payment of one year’s compensation (including salary plus the average of the bonuses received for the two fiscal years preceding the change in control) following a change in control of the Company for each of the two executive vice presidents and a vice president, and six month’s compensation (including the components above) following a change in control of the Company for each of the controller and the corporate secretary. Consequently all outstanding salary continuation agreements are terminated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Form of Change in Control Severance Protection Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: August 24, 2006